Exhibit 99.2


                    DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
                                60 Wall Street
                           New York, New York 10005


                         DEUTSCHE BANK SECURITIES INC.
                                60 Wall Street
                           New York, New York 10005


                                                          May 24, 2004


RCN Corporation
105 Carnegie Center
Princeton, NJ  08540

Attention:      John Dubel

Re:  Senior Secured Financing Commitment Letter

Ladies and Gentlemen:

         You have informed Deutsche Bank AG Cayman Islands Branch ("DBCI") and Deutsche Bank Securities Inc. ("DBSI" and, together with DBCI, "DB") that RCN Corporation (the "Company") and certain of its subsidiaries (collectively, the "Debtors-in-Possession") plan to (i) file voluntary petitions for relief under Chapter 11 of the United States Codes entitled "Bankruptcy" (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and (ii) pursuant to the plan of reorganization of the Debtors-in-Possession under the Bankruptcy Code (the "Plan"), make all cash payments owing pursuant thereto, including those owing to existing creditors of the Debtors-in-Possession (to the extent provided in the Plan).

         We also understand that in order to make all cash payments owing pursuant to the Plan, to pay the fees and expenses incurred in connection with the Transaction (as defined below), and to provide for the working capital needs and general corporate requirements of the Company and its subsidiaries after giving effect to Transaction, it is presently contemplated that the Company shall (i) issue second-lien floating rate debt securities (the "Second-Lien Notes") which shall generate $150.0 million of gross cash proceeds (calculated before underwriting fees) and (ii) obtain a new senior first-lien secured credit facility in the aggregate amount of up to $310.0 million (the "Senior First-Lien Financing") (with the transactions described in preceding clauses (i) and (ii) being herein collectively referred to as the "Senior Secured Financing" and, together with the occurrences described in the immediately preceding paragraph, being herein referred to as the "Transaction"). It is our understanding that no external financing for the Transaction shall be required other than the Senior Secured Financing described herein.

         It is understood that the Senior Secured Financing shall consist of
(A) pursuant to the Senior First-Lien Financing, (i) a $285.0 million term loan facility (the "Term Loan Facility") and (ii) a $25.0 million letter of credit facility (the "L/C Facility" and, together with the Term Loan Facility, the "First-Lien Credit Facilities") and (B) $150.0 million of Second-Lien Notes which may at the discretion of DB be issued either pursuant to a loan agreement or pursuant to an indenture by way of private placement or underwritten public sale (the "Second-Lien Credit Facility" and, together with the First-Lien Credit Facilities, the "Credit Facilities"); it being understood that all of the Term Loan Facility shall be drawn on, up to $15 million of letters of credit will be issued under the L/C Facility, and all of the Second-Lien Notes shall be issued on, the closing date of the Transaction (the "Closing Date"). A summary of certain of the terms and conditions of (i) the First-Lien Credit Facilities is set forth in Exhibit A attached hereto (the "First-Lien Term Sheet") and (ii) the Second-Lien Credit Facility is set forth in Exhibit B attached hereto (the "Second-Lien Term Sheet" and, together with the First-Lien Term Sheet and the Conditions Precedent set forth in Exhibit C and Exhibit D hereto, the "Term Sheets" ). Please note that those matters that are not covered or made clear herein or in the Term Sheets or in the related fee letter of even date herewith among the parties hereto (the "Fee Letter") are subject to mutual agreement of the parties hereto. Notwithstanding the terms set forth in this letter and the Term Sheets, we agree that upon your request, we shall consider alternative financing structures and will consider providing commitments for such alternative financing structures (it being understood that we have no obligation to provide commitments for any such alternative financing structures).

         DBCI is pleased to confirm that, subject to the terms and conditions set forth herein and in the Term Sheets, it hereby commits to provide 100% of the Credit Facilities. You understand and agree that DBSI will act as sole lead arranger and sole bookrunner for both Credit Facilities (in such capacities, the "Lead Arranger"), and that unless DB otherwise determines, DBCI will act as administrative agent for both Credit Facilities (in such capacities, the "Administrative Agent"). All agency, underwriter, initial purchaser and similar roles and titles (including without limitation designations and duties as administrative agent, trustee, lead arrangers and book running managers, co-agents or co-managers, etc.) with respect to the Senior Secured Financing (all of the foregoing with respect to the Senior Secured Financing, including, without limitation, the Lead Arranger and the Administrative Agent, being herein collectively called "Agents") shall be determined by DB in consultation with you, with DB and/or one or more affiliates designated by it being entitled to act in any such roles as determined by DB. DB shall also have the right, at its discretion, to require one or more different Agents to act for the First-Lien Credit Facilities as opposed to the Second-Lien Credit Facilities. You understand and agree that, for each administrative agent and/or trustee with respect to the First-Lien Credit Facilities and/or Second-Lien Credit Facilities, you shall be obligated to pay to each such Agent the reasonable fees and expenses in its capacity as such as agreed with the respective Agent. You agree that, except as contemplated above in this paragraph or as may be agreed by DB in its sole discretion, no other Agents will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by this paragraph, the Term Sheets and the Fee Letter) will be paid in connection with the Senior Secured Financing unless you and we shall so agree.

         DBCI reserves the right, prior to or after execution of the definitive documentation for the Senior Secured Financing, to syndicate, place and/or distribute all or part of its commitments hereunder to one or more other lenders or purchasers (each a "Lender" and, collectively, the "Lenders") pursuant to a syndication, placement and/or underwriting to be managed by DBSI. You agree that, upon delivery to DB by another Lender (which is a reputable fund or financial institution reasonably acceptable to you) of a commitment letter for all or a portion of the Senior Secured Financing containing terms no less favorable to the Company than the terms hereof (other than with respect to commitments to provide any backstop or alternative financing in respect of the Second-Lien Credit Facility in the event the Second-Lien Credit Facility is not provided by us), DBCI shall be fully relieved of its obligations hereunder to the extent of the commitments set forth in such commitment letter. All aspects of the syndication, placement and/or distribution of the Senior Secured Financing, including, without limitation, timing, potential Lenders to be approached, titles, allocations and division of fees, shall be determined by DB in consultation with you. You agree to actively assist DB in such syndication, placement and/or underwriting, including by using your commercially reasonable efforts to ensure that the syndication, placement and/or underwriting efforts benefit materially from your existing lending relationships and to provide DB and the Lenders, promptly upon request, with all information reasonably deemed necessary by DB to complete successfully the syndication, placement and/or underwriting, including, but not limited to, (a) an information package, offering memorandum and/or prospectus (as appropriate for the form of distribution) for delivery to potential Lenders and (b) projections and all information prepared by you or your affiliates or advisors relating to the transactions described herein. You also agree to make available your representatives from time to time and to attend and make presentations regarding the business and prospects of the Company and its subsidiaries at a meeting or meetings of Lenders or prospective Lenders at such times and places as DB may reasonably request. You and your affiliates shall each agree to refrain from any other debt financings (including refinancings and renewals of debt) during the syndication, placement and/or underwriting process unless otherwise agreed to by DB.

         You have informed us that you may wish to have us syndicate the Senior Secured Financing in advance of the date on which the Plan becomes final and non-appealable. In such event, we will determine a syndication strategy with you (in accordance with the preceding paragraph) and, if we determine we have successfully syndicated the Senior Secured Financing (with any changes we determine, after consultation with you, are required pursuant to the sixth paragraph of the Fee Letter (for purposes of this letter and the Fee Letter, treating the numbered items in the Fee Letter as part of the third paragraph thereof and not as separate paragraphs)), we will inform you of such occurrence and request that the Senior Secured Financing be funded into escrow (with such event an "Escrow Funding"). In such event, the conditions precedent described in Part A of Exhibit D shall apply to the Escrow Funding, and the conditions precedent described in Part B of Exhibit D shall apply to any release of funds to the Company from escrow (with such release an "Escrow Release" and, with the date of the Escrow Release being herein called the "Escrow Release Date"). If you decline to accept an Escrow Funding (or fail to satisfy the conditions precedent thereto) after we have informed you of the successful syndication of the Senior Secured Financing (with any changes we determine, after consultation with you, are required pursuant to the sixth paragraph of the Fee Letter) and the availability of the Escrow Funding, our commitments hereunder shall automatically terminate. Furthermore, if any amount owing pursuant to the Escrow Agreement (as defined in Exhibit D) is not paid by the Debtors-in-Possession within 3 business days of the due date thereof, then DB or the Required Lenders under the Second-Lien Credit Facility shall be permitted to terminate the escrow of funds pursuant to the Escrow Agreement, in which case all funds held pursuant thereto shall be returned to the Lenders and the commitments pursuant to the Commitment Letter shall automatically terminate. In addition, if the commitments pursuant to the Commitment Letter terminate before all conditions precedent to the Escrow Release Date are satisfied, then all funds held pursuant to the Escrow Agreement shall be returned to the Lenders. You hereby agree that, if any funds deposited pursuant to the Escrow Agreement are returned to the Lenders (excluding distributions of investment income thereon in accordance with the terms of Escrow Agreement), then at the time of any such return of funds you shall pay (and the Debtors-in-Possession shall be jointly and severally obligated to pay) to the respective Lenders a non-refundable fee (which shall be in addition to any other fees payable as described in this Commitment Letter or the Fee Letter) in an amount equal to 1.0% of the funds so returned to the Lenders.

         You represent, warrant and covenant that (i) no written information which has been or is hereafter furnished by you or on your behalf to DB in connection with the transactions contemplated hereby and (ii) no other information given at information meetings for Lenders and/or potential Lenders and supplied or approved by you (such written information and other information being referred to herein collectively as the "Information") taken as a whole contained (or, in the case of Information furnished after the date hereof, will contain), as of the time it was (or hereafter is) furnished, any material misstatement of fact or omitted (or will omit) as of such time to state any material fact necessary to make the statements therein taken as a whole not misleading, in the light of the circumstances under which they were (or hereafter are) made; provided that, with respect to Information consisting of statements, estimates and projections regarding the future performance of the Company and its subsidiaries (collectively, the "Projections"), no representation, warranty or covenant is made other than that the Projections have been (and, in the case of Projections furnished after the date hereof, will be) prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof. You agree to supplement the Information and the Projections from time to time until the date of the initial borrowing under the Senior Secured Financing, as appropriate, so that the representations and warranties in the preceding sentence remain correct. You understand that, in syndicating, placing, underwriting and/or distributing the Senior Secured Financing, DB will use and rely on the Information and the Projections without independent verification thereof.

         DB's commitments and agreements hereunder are subject to (a) there not occurring or becoming known to DB any condition or circumstance which DB shall determine has had, or could reasonably be expected to have, a material adverse effect on (x) the Transaction, (y) the property, assets, nature of assets, business, operations, liabilities, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole since December 31, 2003 (other than the commencement of the bankruptcy cases with respect to the Debtors-in-Possession), or (z) the rights or remedies of the Lenders or the ability of the Company and its subsidiaries to perform their obligations to the Lenders under the Credit Facilities (each, a "Material Adverse Effect"), (b) DB not becoming aware (whether as a result of its due diligence analyses and review or otherwise) after the date hereof of any information not previously known to DB which DB believes is materially negative information with respect to the Transaction or the business, property, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or which is inconsistent in a material and adverse manner with any such information or other matter disclosed to DB prior to the date hereof, (c) there not having occurred after the date hereof (x) a material adverse change to the syndication market for facilities similar in nature to the Credit Facilities contemplated herein or (y) a disruption of, or an adverse change in, financial, banking or capital markets that could materially impair the syndication, placement and/or distribution of the Senior Secured Financing (or any component thereof) as determined by DB in its discretion,
(d) DB's reasonable satisfaction that prior to and during the syndication, placement and/or distribution of the Senior Secured Financing there shall be no competing offering, placement, arrangement or underwriting of any debt securities or financing by or on behalf of the Company or any of its subsidiaries, (e) the requirement that (i) the First-Lien Credit Facilities receive a rating from Standard & Poor's Ratings Services ("S&P") and from Moody's Investor's Services, Inc. ("Moody's") and (ii) the Second-Lien Credit Facility receive a rating from S&P and from Moody's, which ratings shall remain in effect on the Closing Date (with the condition described in this clause (e) being herein called the "Ratings Condition"), (f) approval by the Bankruptcy Court of the Company's obligations hereunder (including, without limitation, those obligations set forth in the next succeeding paragraph) and under the Fee Letter and (g) the other conditions set forth or referred to herein and in the Term Sheets; provided that, subject to the provisions contained in the sixth paragraph of the Fee Letter, the conditions set forth in clauses (a), (b), (c) and (d) shall terminate once the Escrow Funding has occurred.

         To induce DB to issue this letter (together with the Term Sheets, this "Commitment Letter") and to proceed with the documentation of the proposed Senior Secured Financing, you hereby agree that all reasonable fees and expenses (including the reasonable fees and expenses of counsel and consultants) of DB and its affiliates arising in connection with this Commitment Letter and in connection with the Transaction and the other transactions described herein (including in connection with our due diligence and syndication, placement and/or distribution efforts, including fees for the use of ClearPar with respect to the initial syndication) shall constitute allowed administrative expenses pursuant to section 503(b) of the Bankruptcy Code and shall be for your account and the joint and several account of the other Debtors-in-Possession (and that you shall from time to time upon request from DB reimburse it and its affiliates for all such fees and expenses paid or incurred by them within 10 business days of receipt of an invoice for any such fees and expenses), whether or not the Transaction is consummated, the Senior Secured Financing is made available or definitive credit documents for the Credit Facilities are executed. You further agree to indemnify and hold harmless (and that the other Debtors-in-Possession shall be jointly and severally obligated to indemnify and hold harmless) DB and each Agent with respect to the Senior Secured Financing, each Lender (including, in any event, DBCI) and their respective affiliates and each director, officer, employee, representative and agent thereof (each, an "indemnified person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any Agent, any Lender or any other such indemnified person as a result of or arising out of or in any way related to or resulting from this Commitment Letter or the Transaction and to pay and reimburse each Agent, each Lender and each other indemnified person from time to time promptly following its demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Agent, any Lender or any other such indemnified person is a party to any action or proceeding out of which any such expenses arise); provided, however, that you shall not have to indemnify any indemnified person against any loss, claim, damage, expense or liability to the extent same resulted from the gross negligence or willful misconduct of the respective indemnified person (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Any amounts due and payable to an indemnified person pursuant to this paragraph also shall constitute an allowed administrative claim pursuant to section 503(b) of the Bankruptcy Code. This Commitment Letter is issued for your benefit only and no other person or entity may rely hereon. Neither DB nor any other indemnified person shall be responsible or liable to you or any other person or entity for (x) any determination made by it pursuant to this Commitment Letter in the absence of gross negligence or willful misconduct on the part of such person (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) any consequential, special, indirect or punitive damages which may be alleged as a result of this Commitment Letter or the financing contemplated hereby.

         DB reserves the right to employ the services of its affiliates (including Deutsche Bank AG) in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to its affiliates certain fees payable to DB in such manner as DB and its affiliates may agree in their sole discretion. You also agree that DB may at any time and from time to time assign all or any portion of its commitments hereunder to one or more of its affiliates. You further acknowledge that DB may share with any of its affiliates, and such affiliates may share with DB, any information related to the Transaction, the Company and its subsidiaries and affiliates, or any of the matters contemplated hereby. DB agrees to treat, and cause any such affiliate to treat, all non-public information provided to it by the Company as confidential information in accordance with customary banking industry practices.

         You agree that this Commitment Letter is for your confidential use only and that, unless DB has otherwise consented, neither its existence nor the terms hereof will be disclosed by you to any person or entity other than your officers, directors, employees, accountants, attorneys, holders of your senior notes and your existing senior lenders and other advisors, and then only on a "need to know" basis in connection with the transactions contemplated hereby and on a confidential basis. Notwithstanding the foregoing, (x) you shall be permitted to furnish a copy hereof (together with disclosure of the fees payable pursuant to the Fee Letter) to the Bankruptcy Court, any committee appointed in the cases, the U.S. Trustee and other required parties in interest in connection with the Transaction, and (y) following your acceptance of the provisions hereof and your return of an executed counterpart of this Commitment Letter and the Fee Letter to us as provided below, (i) you may make public disclosure of the existence and amount of the commitments hereunder and of the identity of the Administrative Agent and the Lead Arranger (except to the extent such disclosure would impact the ability to rely on any exemptions from registration under the securities laws), (ii) you may file a copy of this Commitment Letter (but not the Fee Letter or the Engagement Letter (defined below) (except under the circumstances set forth in the Fee Letter or the Engagement Letter)) in any public record in which it is required by law to be filed and (iii) you may make such other public disclosure of the terms and conditions hereof as, and to the extent, you are required by law, in the opinion of your counsel, to make. DB shall have the right to review and approve all public announcements and filings relating to the transactions contemplated hereby which refer to DB, any of its affiliates or any Lender before they are made (such approval not to be unreasonably withheld). If this Commitment Letter is not accepted by you as provided below, please immediately return this Commitment Letter and the Fee Letter (and any copies hereof and thereof) to the undersigned.

         You hereby represent and acknowledge that, to the best of your knowledge, neither DB, nor any employees or agents of, or other persons affiliated with, DB, have directly or indirectly made or provided any statement (oral or written) to you or to any of your employees or agents, or other persons affiliated with or related to you (or, so far as you are aware, to any other person), as to the potential tax consequences of the Transaction.

         The provisions of the five immediately preceding paragraphs shall survive any termination of this Commitment Letter.

         This Commitment Letter and the Fee Letter (and your rights and obligations hereunder and thereunder) shall not be assignable by you to any person or entity without the prior written consent of DB (and any purported assignment without such consent shall be null and void). This Commitment Letter and the Fee Letter may not be amended or waived except by an instrument in writing signed by you and DB. Each of this Commitment Letter and the Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter or the Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Commitment Letter and the Fee Letter sets forth the entire agreement between the parties as to the matters set forth herein and supersedes all prior communications, written or oral, with respect to the matters herein.

         EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS COMMITMENT LETTER OR THE FEE LETTER. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER, THE FEE LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY.

         Notwithstanding anything to the contrary contained herein or in the Fee Letter, the obligations of the Company under this Commitment Letter, the Fee Letter, the engagement letter of even date herewith among the Company and DBSI (the "Engagement Letter"), and the engagement indemnity letter (the "Engagement Indemnity Letter") of even date herewith among the Company and DBSI are subject to the approval of the Bankruptcy Court.

         DB's willingness, and commitments, with respect to the Senior Secured Financing as set forth above will terminate on the first to occur of (x) June 30, 2004, unless on or prior to such date the Bankruptcy Court has entered an order in form and substance satisfactory to DB approving this Commitment Letter, the Fee Letter, the Engagement Letter and the Engagement Indemnity Letter and the Company's (and each other Debtor-in-Possession's) obligations hereunder and thereunder, and specifying that you have no interest in the funds maintained in escrow until such time, if any, as the conditions precedent to the Escrow Release Date are met, or (y) December 31, 2004, unless on or prior to such date the Transaction has been consummated and definitive documentation (which shall include, without limitation), (i) in the case of the First-Lien Credit Facilities, a credit agreement and related documentation and (ii) in the case of the Second-Lien Credit Facility, a credit agreement, note purchase agreement or indenture, as determined by DB, and all related documentation) evidencing each component the Senior Secured Financing, in form and substance satisfactory to DB shall have been entered into and the initial fundings (or Escrow Release, if applicable) shall have occurred thereunder.

                                     * * *

         If you are in agreement with the foregoing, please sign and return to DBCI the enclosed copy of this Commitment Letter, together with a copy of the Fee Letter, no later than 5:00 p.m., New York time, on May 26, 2004. Unless this Commitment Letter and the Fee Letter are signed and returned by the time and date provided in the immediately preceding sentence, this Commitment Letter shall terminate at such time and date.

                                         Very truly yours,

                                         DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH


                                         By: /s/ David Mayhew
                                             ----------------------------------
                                             Name:  David Mayhew
                                             Title: Director


                                         DEUTSCHE BANK SECURITIES INC.


                                         By: /s/ Catherine A. Madigan
                                             ----------------------------------
                                             Name:  Catherine A. Madigan
                                             Title: Managing Director


                                         By: /s/ Carl Mayer
                                             ----------------------------------
                                             Name:  Carl Mayer
                                             Title: Managing Director

Agreed to and Accepted this
26th  day of May, 2004:

RCN CORPORATION


By:  /s/ John S. Dubel
     ------------------------
     Name:  John S. Dubel
     Title: President and Chief Operating Officer

                                   EXHIBIT A

                           SUMMARY OF CERTAIN TERMS
                        OF FIRST-LIEN CREDIT FACILITIES

Unless otherwise defined herein, capitalized terms used herein and defined in the letter agreement to which this Exhibit A is attached (the "Commitment Letter") are used herein as therein defined.

I.       Description of First-Lien Credit Facilities

Borrower:             RCN Corporation (the "Company").

Total Credit
Facilities:           $310.0 million.

Credit Facilities:    1.    Term Loan Facility in an aggregate principal
                            amount of $285.0 million (the "Term Loan
                            Facility").

                      2. Letter of Credit Facility in an aggregate amount of $25.0 million (the "L/C Facility" and, together with the Term Loan Facility, the "First-Lien Credit Facilities").

A.       Term Loan Facility

Use of Proceeds:      The loans made pursuant to the Term Loan Facility (the
                      "Term Loans") may only be incurred on the date of the consummation of the Transaction (the "Closing Date"), and the proceeds thereof shall be used solely to finance, in part, the Transaction and to pay the fees and expenses incurred in connection therewith.

Maturity:             The final maturity of the Term Loan Facility shall be 7
                      years from the Closing Date (the "Term Loan Maturity
                      Date").

Amortization:         (i) During the first 6 years following the Closing Date,
                      annual amortization (payable in 4 equal quarterly installments) of the Term Loans shall be required in an amount equal to one percent of the initial aggregate principal amount of the Term Loans.

                      (ii) The remaining aggregate principal amount of Term Loans originally incurred shall be subject to quarterly amortization in the seventh year after the Closing Date.

Availability:         Term Loans may only be incurred on the Closing Date. No
                      amount of Term Loans once repaid may be reborrowed.

B.       L/C Facility

Use of Proceeds:      The letters of credit issued pursuant to the L/C
                      Facility (the "Letters of Credit") shall be issued from time to time on and after the Closing Date by an issuing
                      Lender in an aggregate face amount of up to $25.0 million to support certain specified obligations of the Company and its subsidiaries.

Maturity:             The commitments of the Lenders under the L/C Facility
                      shall terminate 5 years from the Closing Date.

II.      Terms Applicable to the First-Lien Credit Facilities

Agents:               As described in the Commitment Letter.

Lenders:              DBCI and/or a syndicate of lenders formed by DB (the
                      "Lenders").

Required Lenders:     Lenders having aggregate commitments and/or outstandings
                      (as appropriate) pertaining to all tranches (taken in the aggregate) of the First-Lien Credit Facilities in excess of 50%.

Guaranties:           Each direct and indirect wholly-owned domestic
                      subsidiary of the Company (each, a "Guarantor" and, collectively, the "Guarantors") shall be required to provide an unconditional guaranty of all amounts owing under the First-Lien Credit Facilities (the
                      "Guaranties"). Such guarantees shall be in form and substance satisfactory to DB and shall, to the extent requested by DB, also guarantee the Company's and its subsidiaries' obligations under interest rate swaps/foreign currency swaps or similar agreements with a Lender or its affiliates (the "Secured Hedging
                      Agreements").

Security:             All amounts owing under the First-Lien Credit Facilities
                      and (if applicable) the Secured Hedging Agreements (and all obligations under the Guaranties) will be secured by
                      (x) a first priority perfected security interest in all stock, other equity interests and promissory notes owned by the Company and the Guarantors, provided that not more than 65% of the total outstanding voting stock of any non-U.S. subsidiary of the Borrower shall be required to be pledged if the pledging thereof would give rise to adverse tax consequences to the Borrower, and (y) a first priority perfected security interest in all other tangible and intangible assets (including, without limitation, receivables, contract rights, securities, patents, trademarks, other intellectual property, inventory, equipment, real estate and leasehold interests) owned by the Company and the Guarantors (all of the foregoing, the "Collateral"), subject (in each case) to exceptions satisfactory to DB.

                      All documentation evidencing the security required pursuant to the immediately preceding paragraph shall be in form and substance satisfactory to DB, and shall effectively create first priority security interests in the property purported to be covered thereby, with such exceptions as are acceptable to DB in its reasonable discretion.

Intercreditor         The priority of the security interests in the Collateral
Matters:              and related creditors rights will be set forth in an
                      intercreditor agreement (the "Intercreditor Agreement") acceptable to DB, the Lenders under the First-Lien
                      Credit Facilities and the Lenders under the Second-Lien
                      Credit Facility. The Intercreditor Agreement will provide, inter alia, for (i) subordination of security interests of the Lenders under the Second-Lien Credit
                      Facility to the security interests of the Lenders under the First-Lien Credit Facilities, (ii) "turnover" provisions with respect to Collateral proceeds, (iii) limitations on the voting rights of Lenders under the Second-Lien Credit Facility with respect to the release of Collateral, (iv) waiver of the Lenders' under the Second-Lien Credit Facility right to challenge any "debtor-in-possession financing" or other credit approved by the Lenders under the First-Lien Credit
                      Facilities and (v) standstill provisions.

Optional Commit-
ment Reductions:      The unutilized portion of the total commitments may,
                      upon three business days' notice, be reduced or terminated by the Company without penalty in minimum amounts to be agreed.

Voluntary
Prepayments:          Voluntary prepayments may be made at any time on three
                      business days' notice in the case of Eurodollar Loans, or one business day's notice in the case of Base Rate
                      Loans, without premium or penalty in minimum principal amounts to be agreed; provided that voluntary prepayments of Eurodollar Loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.
                      Voluntary prepayments of Term Loans shall be applied to reduce future scheduled amortization payments of the Term Loans on a pro rata basis (after giving effect to all prior reductions thereto).

Mandatory
Repayments:           Mandatory repayments of Term Loans shall be required
                      from (a) 100% of the proceeds (net of taxes and costs and expenses in connection with the sale) from asset sales by the Company and its subsidiaries (subject to certain exceptions, including reinvestment exceptions, to be negotiated), (b) 100% of the net proceeds from issuances of debt (with appropriate exceptions to be mutually agreed upon) by the Company and its subsidiaries, (c) 100% of the net proceeds from issuances of equity by, or capital contributions to, the Company and its subsidiaries (with appropriate exceptions to be mutually agreed upon), (d) 75% (with step-downs to be mutually agreed upon) of annual excess cash flow (to be defined to the satisfaction of DBCI) of the Company and its subsidiaries and (e) 100% of the net proceeds from insurance recovery and condemnation events of the Company and its subsidiaries (subject to certain reinvestment rights to be negotiated).

                      All mandatory repayments of Term Loans made pursuant to clauses (a)-(e) above will be applied pro rata to outstanding Term Loans, and shall apply to reduce future scheduled amortization payments of the Term Loans being repaid on a basis to be agreed. To the extent the amount of any mandatory repayment which would otherwise be required as provided above exceeds the aggregate principal amount of Term Loans then outstanding, such excess shall apply to permanently reduce the commitments under the L/C Facility. In addition, (i) if at any time the outstandings pursuant to the L/C Facility exceed the aggregate commitments with respect thereto, the cash collateralization of Letters of Credit shall be required in an amount equal to such excess and (ii) upon the occurrence of a change of control (to be defined), all commitments under the First-Lien Credit Facilities shall terminate and all outstanding Loans shall become due and payable.

Interest Rates:       At the Company's option, Loans may be maintained from
                      time to time as (x) Base Rate Loans, which shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin (as defined below) or (y)
                      Eurodollar Loans, which shall bear interest at the Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative Agent for the respective interest period plus the Applicable Margin, provided, that until the earlier to occur of (i) the 90th day following the Closing Date or (ii) the date upon which the Lead Arranger shall determine in its sole discretion that the primary syndication of the First-Lien Credit Facilities has been completed, Eurodollar Loans shall not be permitted to be incurred/Eurodollar Loans shall be restricted to a single one month Interest Period at all times, with the first such Interest Period to begin not sooner than 3 business days after the Closing Date and with any subsequent Interest Periods to begin on the last day of the prior one month Interest Period theretofore in effect.

                      "Applicable Margin" shall mean a percentage per annum equal to in the case of Term Loans (A) maintained as Base Rate Loans, 3.00%, and (B) maintained as Eurodollar Loans, 4.00%.

                      "Base Rate" shall mean the higher of (x) the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, and (y) 1/2 of 1% in excess of the overnight federal funds rate.

                      Interest periods of 1, 2, 3 and 6 months or, to the extent agreed by all Lenders with commitments and/or Loans under a given tranche of the Credit Facilities, 9 or 12 months, shall be available in the case of Eurodollar Loans.

                      The First-Lien Credit Facilities shall include customary protective provisions for such matters as defaulting banks, capital adequacy, increased costs, reserves, funding losses, illegality and withholding taxes. The Company shall have the right to replace any Lender that
                      (i) charges a material amount in excess of that being charged by the other Lenders with respect to contingencies described in the immediately preceding sentence or (ii) refuses to consent to certain amendments or waivers of the First-Lien Credit Facilities which expressly require the consent of such Lender and which have been approved by the Required Lenders.

                      Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each calendar quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans and at maturity. All interest on Base Rate Loans, Eurodollar Loans and commitment fees and any other fees shall be based on a 360-day year and actual days elapsed.

Default Interest:     Overdue principal, interest and other amounts shall bear
                      interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans under the First-Lien
                      Credit Facilities from time to time and (ii) the rate which is 2% in excess of the rate then borne by such borrowings. Such interest shall be payable on demand.

Commitment Fee:       A commitment fee, at a per annum rate of 0.50%, on the
                      daily unutilized portion of the commitments of each Lender under the L/C Facility will commence accruing on the Closing Date and will be payable quarterly in arrears.

Letter of Credit
Fees: A letter of credit fee equal to the 4.00% per annum on the outstanding stated amount of Letters of Credit to be shared proportionately by the Lenders under the L/C Facility in accordance with their participation in the respective Letter of Credit, and a facing fee of 1/4 of 1% per annum (but in no event less than $500 per annum for each Letter of Credit) (the "Facing Fee") to be paid to the issuer of each Letter of Credit for its own account, in each case calculated on the aggregate stated amount of all Letters of Credit for the stated duration thereof. Applicable L/C Fees and Facing Fees shall be payable quarterly in arrears. In addition, the issuer of a Letter of Credit will be paid its customary administrative charges in connection with Letters of Credit issued by it.

Agent/
Lender Fees:          The Agents and the Lenders shall receive such fees as
                      have been separately agreed upon.

Assignments and
Participations:       The Company may not assign its rights or obligations
                      under the First-Lien Credit Facilities. Any Lender may assign, and may sell participations in, its rights and obligations under the First-Lien Credit Facilities, subject (x) in the case of participations, to customary restrictions on the voting rights of the participants and (y) in the case of assignments, to such limitations as may be established by the Administrative Agent
                      (including (i) a minimum assignment amount of $1 million
                      (or, if less, the entire amount of such assignor's commitments and outstanding Loans at such time), (ii) an assignment fee in the amount of $3,500 to be paid by the respective assignor or assignee to the Administrative
                      Agent and (iii) the receipt of the consent of the Administrative Agent and, after the primary syndication of the First-Lien Credit Facilities has been completed
                      (as determined by the Administrative Agent) and so long as no default or event of default then exists under the First-Lien Credit Facilities, the consent of the Company
                      (with each such consent not to be unreasonably withheld or delayed)). The First-Lien Credit Facilities shall provide for a mechanism which will allow for each assignee to become a direct signatory to the First-Lien
                      Credit Facilities and will relieve the assigning Lender of its obligations with respect to the assigned portion of its commitment.

Documentation;
Governing Law:        The Lenders' commitments will be subject to the
                      negotiation, execution and delivery of definitive financing agreements (and related security documentation, intercreditor agreement, guaranties, etc.) consistent with the terms of this Term Sheet, in each case prepared by White & Case LLP as counsel to DB, and satisfactory to DB and the Lenders (including, without limitation, as to the terms, conditions, representations, covenants and events of default contained therein). All documentation shall be governed by the internal laws of the State of New York (except security documentation that DB determines should be governed by local law).

Commitment
Termination:          The commitments hereunder shall terminate on the
                      earliest of (x) June 30, 2004, unless on or prior to such date the Bankruptcy Court has entered an order approving the Commitment Letter, the Fee Letter, the Engagement Letter and the Engagement Indemnity Letter and the Company's obligations thereunder, or (y)
                      December 31, 2004, unless definitive documentation with respect to the First-Lien Credit Facilities has been executed and delivered, the Transaction has been consummated and the initial borrowings (or Escrow
                      Release, if applicable) under the First-Lien Credit
                      Facilities have occurred.

Conditions
Precedent:            As provided in Exhibit C to the Commitment Letter;
                      provided that if an Escrow Funding is to occur, then the conditions precedent described in Part A of Exhibit D shall apply to the Escrow Funding and the conditions precedent described in Part B of Exhibit D shall apply to any Escrow Release (which shall occur on the Closing
                      Date).

                      In addition, it shall be a condition precedent to all extensions of credit that:

                      (i) all representations and warranties shall be true and correct in all material respects on the Closing Date (and on any subsequent date upon which an extension of credit is made pursuant to the L/C Facility), before and after giving effect to all extensions of credit on such date; and

                      (ii) no event of default under the Credit Facilities or event which with the giving of notice or lapse of time or both would be an event of default under the Credit Facilities, shall have occurred and be continuing or would result from the extensions of credit on such date.

Representations
and Warranties:       Those representations and warranties which are usual and
                      customary for these types of facilities, and such additional representations and warranties as are appropriate under the circumstances.

Covenants:            Those covenants which are usual and customary for these
                      types of facilities, and such additional covenants as are appropriate under the circumstances (with customary exceptions and baskets to be agreed upon). Although the covenants have not yet been specifically determined, we anticipate that the covenants shall in any event include, but not be limited to:

                      (i) Limitations on other indebtedness (including contingent liabilities and seller notes).

                      (ii) Limitations on mergers, acquisitions, joint ventures, partnerships and acquisitions and dispositions of assets.

                      (iii)   Limitations on sale-leaseback transactions.

                      (iv)    Limitations on dividends and restricted
                              payments.

                      (v) Limitations on voluntary prepayments of other indebtedness (with exceptions to be agreed upon) and amendments thereto, and amendments to organizational documents and other material agreements.

                      (vi) Limitations on transactions with affiliates and formation of subsidiaries.

                      (vii)   Limitations on investments.

                      (viii)  Maintenance of existence and properties.

                      (ix)    Limitations on liens.

                      (x) Various financial covenants customary for a transaction of this type, including without limitation:

                              (a)   Maximum Total Debt to EBITDA;

                              (b)   Maximum Senior Debt to EBITDA;

                              (c)   Minimum Interest Coverage Ratio;

                              (d)   Minimum EBITDA, including minimum
                                    thresholds for specific markets or
                                    geographic regions; and

                              (e)   Minimum Unrestricted Cash on Hand.

                      (xi) Limitations on capital expenditures, including sub-limits for specific markets or geographic regions.

                      (xii)   Adequate insurance coverage.

                      (xiii)  ERISA covenants.

                      (xiv) Financial reporting, notice of environmental, ERISA- related matters and material litigation and visitation and inspection rights.

                      (xv) Compliance with laws, including environmental and ERISA.

                      (xvi)   Payment of taxes and other liabilities.

                      (xvii)  Limitation on changes in nature of business.

                      (xviii) Use of proceeds.

                      (xviv)  Maintenance of subscriber levels to be agreed.

                      (xvv) Maintenance of revenue generating units to be agreed.

Events of Default:    Those events of default which are usual and customary
                      for these types of facilities, and such additional events of default as are appropriate under the circumstances, including, without limitation, a change of control (to be defined to the satisfaction of the Administrative Agent) of the Company.

Indemnification:      The documentation for the First-Lien Credit Facilities
                      will contain customary indemnities for the Agents and Lenders (other than as a result of the respective
                      Agent's or Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision).

                                   EXHIBIT B

                           SUMMARY OF CERTAIN TERMS
                        OF SECOND-LIEN CREDIT FACILITY

Unless otherwise defined herein, capitalized terms used herein and defined in the letter agreement to which this Exhibit B is attached (the "Commitment Letter") are used herein as therein defined.

I.       Description of Second-Lien Credit Facility

Borrower or Issuer,
as appropriate:       The Company.

Second-Lien Credit
Facility:             Second-lien floating rate notes in an aggregate
                      principal amount of $150.0 million (the "Second-Lien
                      Notes"). The Second-Lien Notes will be (i) issued on the Closing Date and (ii) used solely to finance, in part, the Transaction and to pay the fees and expenses incurred in connection therewith.

Maturity:             The final maturity date of the Second-Lien Credit
                      Facility shall be 71/2years from the Closing Date.

Scheduled
Amortization:         None.


II.      Terms Applicable to the Second-Lien Credit Facility

Lenders or
Purchasers,
as applicable:        DBCI and/or a syndicate of lenders or group of
                      purchasers arranged by DB (the "Lenders").

Required Lenders:     Lenders having aggregate commitments and/or outstandings
                      of the Second-Lien Credit Facility in excess of 50%
                      (except as otherwise determined by DB).

Guaranties:           Each direct and indirect wholly-owned domestic
                      subsidiary of the Company (each, a "Guarantor" and, collectively, the "Guarantors") shall be required to provide an unconditional guaranty of all amounts owing under the Senior Secured Financing (the "Guaranties").
                      Such guarantees shall be in form and substance satisfactory to DB.

Security:             The Company and each Guarantor shall grant valid and
                      perfected second-priority "silent" liens and security interests in the Collateral (as defined in the First-Lien Term Sheet). All documentation evidencing the security required pursuant to the immediately preceding sentence shall be in form and substance satisfactory to DB.

Intercreditor
Matters: The priority of the security interests in the Collateral and related creditors rights will be set forth in an intercreditor agreement (the "Intercreditor Agreement") acceptable to DB, the Lenders under the First-Lien Credit Facilities and the Lenders under the Second-Lien Credit Facility. The Intercreditor Agreement will provide, inter alia, for (i) subordination of security interests of the Lenders under the Second-Lien Credit Facility to the security interests of the Lenders under the First-Lien Credit Facilities, (ii) "turnover" provisions with respect to Collateral proceeds, (iii) limitations on the voting rights of Lenders under the Second-Lien Credit Facility with respect to the release of Collateral, (iv) waiver of the Lenders' under the Second-Lien Credit Facility right to challenge any "debtor-in-possession financing" or other credit approved by the Lenders under the First-Lien Credit Facilities and (v) standstill provisions.

Ranking: The Second-Lien Notes will be pari passu in right of payment with the First-Lien Credit Facilities.

Optional
Prepayment:           At any time after the second anniversary of the Closing
                      Date, the Second-Lien Notes may be prepaid, in whole or in part, upon written notice, at the option of the Company together with accrued interest to the prepayment date and (i) with a premium of (x) 2.00% (if prepaid within the third year after the Closing Date) or (y)
                      1.00% (if prepaid within the fourth year after the Closing Date) and (ii) at par at any time after the fifth anniversary of the Closing Date.

Mandatory
Prepayment:           The Company will prepay the Second-Lien Notes with,
                      subject to certain agreed exceptions, (i) the net proceeds from the issuance of any other indebtedness by the Company or any of its Subsidiaries to the extent not required to be paid to the Lenders under the First-Lien
                      Credit Facilities; or (ii) the net proceeds from asset sales (to be defined) by the Company or any of its Subsidiaries in excess of the amount thereof required to be paid to the Lenders under the First-Lien Credit
                      Facilities.

Change of Control:    Each holder of Second-Lien Notes will be entitled to
                      require the Company, and the Company must offer, to repay the Second-Lien Notes held by such holder at a price of 101% of the principal amount thereof, plus accrued interest, upon the occurrence of a Change of Control (to be defined).

Equity Clawback:      On or before the second anniversary of the Closing Date,
                      the Company will be entitled at its option on one or more occasions to redeem up to 35% of the original principal amount of the Second-Lien Notes at a redemption price equal to par plus a premium equal to the interest rate borne by the Second-Lien Notes plus accrued and unpaid interest, if any, to the date of redemption. Any such redemption must be effected with the proceeds of one or more equity offerings by the Company for cash proceeds (the "Equity Clawback") and such that immediately after giving effect to such redemption, at least 65% of the sum of the original principal amount of the Second-Lien Notes remains outstanding.

Interest Rate:        The Second-Lien Notes will bear interest (payable
                      semi-annually in arrears) at the Eurodollar Rate
                      (adjusted for maximum reserves) as determined by the Administrative Agent for the respective interest period plus 8.00%. Interest Periods shall be successive six-month interest periods, with a single interest period to be applicable to all then outstanding
                      Second-Lien Notes at any time.

Default Rate:         Overdue principal, interest and other amounts shall bear
                      interest at a rate per annum equal the rate which is 2% in excess of the rate then otherwise borne by the Second-Lien Notes. Such interest shall be payable on demand.

Assignments:          Holders of the Second-Lien Notes shall have the absolute
                      and unconditional right to assign all or in minimum amounts of at least $1.0 million a portion of the Second-Lien Notes held by it in compliance with applicable law to any third party at any time.

Documentation;
Governing Law:        The Lenders' commitments will be subject to the
                      negotiation, execution and delivery of definitive financing agreements (and related security documentation, intercreditor agreement, guaranties, etc.) consistent with the terms of this Term Sheet, in each case prepared by White & Case LLP as counsel to DB, and satisfactory to DB and the Lenders (including, without limitation, as to the terms, conditions, representations, covenants and events of default contained therein). All documentation shall be governed by the internal laws of the State of New York (except security documentation that DB determines should be governed by local law).

Commitment
Termination:          The commitments hereunder shall terminate on the
                      earliest of (x) June 30, 2004, unless on or prior to such date the Bankruptcy Court has entered an order approving the Commitment Letter and the Fee Letter and the Company's obligations thereunder, or (y) December
                      31, 2004, unless definitive documentation with respect to the Second-Lien Credit Facility has been executed and delivered, the Transaction has been consummated and the Second-Lien Notes have been issued (and, if relevant, the Escrow Release shall have occurred).

Conditions
Precedent:            As provided in Exhibit C to the Commitment Letter;
                      provided that if an Escrow Funding is to occur, then the conditions precedent described in Part A of Exhibit D shall apply to the Escrow Funding and the conditions precedent described in Part B of Exhibit D shall apply to any Escrow Release (which shall occur on the Closing
                      Date).

                      In addition, it shall be a condition precedent to all extensions of credit that:

                      (i) all representations and warranties shall be true and correct in all material respects on the Closing Date, before and after giving effect to all extensions of credit on such date; and

                      (ii) no event of default under the Credit Facilities or event which with the giving of notice or lapse of time or both would be an event of default under the Credit Facilities, shall have occurred and be continuing or would result from the extensions of credit on such date.

Representations
and Warranties:       The documentation for the Second-Lien Credit Facility
                      will contain representations and warranties usual and appropriate for facilities and transactions of this type and substantially similar to the representations and warranties contained in the First-Lien Credit
                      Facilities.

Covenants:            The documentation for the Second-Lien Credit Facility
                      will contain covenants usual and appropriate for facilities and transactions of this type and substantially similar to the covenants contained in the First-Lien Credit Facilities with such modifications thereto as shall be determined by DB; provided, that the covenants shall be no more restrictive to the Borrower than those set forth in the First-Lien Credit
                      Facilities.

Events of Default:    The documentation for the Second-Lien Credit Facility
                      will contain events of default substantially similar to those contained in the First-Lien Credit Facilities with such modifications thereto as shall be determined by DB.

Indemnification:      The documentation for the Second-Lien Credit Facility
                      will contain customary indemnities for the Agents and Lenders (other than as a result of the respective
                      Agent's or Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision).

                                   EXHIBIT C

                             CONDITIONS PRECEDENT
                      TO THE FIRST-LIEN CREDIT FACILITIES
                      AND THE SECOND-LIEN CREDIT FACILITY


Those conditions precedent that are usual and customary for these types of facilities, and such additional conditions precedent as are appropriate under the circumstances. The use of the term "Required Lenders" herein shall mean the Required Lenders under each of the First-Lien Credit Facilities and the Second-Lien Credit Facility. Without limiting the foregoing, the following conditions shall apply:

         (i) The structure and all terms of, and the documentation for (including an intercreditor agreement and separate security documents with respect to each of the First-Lien Credit Facilities and the Second-Lien Credit Facility), each component of the Transaction shall be reasonably satisfactory in form and substance to DB and the Required Lenders, and such documentation shall be in full force and effect. All conditions precedent to the consummation of the Transaction, as set forth in the documentation relating thereto, shall have been satisfied, and not waived except with the consent of DB and the Required Lenders, to the satisfaction of DB and the Required Lenders. Each component of the Transaction shall have been consummated in accordance with the documentation therefor and all applicable laws.

         (ii) The Company shall have unrestricted cash on hand (after giving effect to all payments to be made by it pursuant to the Plan) in an aggregate amount of at least $115.0 million, pro forma for the Transaction.

         (iii) After giving effect to the consummation of the Transaction, the Company and its subsidiaries shall have no outstanding preferred equity, indebtedness or contingent liabilities, except for (i) indebtedness incurred pursuant to the Senior Secured Financing, and (ii) certain other debt (in an aggregate amount not to exceed $40.0 million) and other liabilities that will be assumed pursuant to the Plan (as so assumed, the "Assumed Liabilities"). All terms and conditions (and the amount) of all Assumed Liabilities after giving effect to the Confirmation Order shall be required to be satisfactory to DB and the Required Lenders.

         (iv) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Credit Facilities and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the reasonable judgment of DB, restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Credit Facilities or otherwise referred to herein. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by the Credit Facilities.

         (v) The Chapter 11 plan of the Debtors-in-Possession (the "Plan") shall have been approved by the Bankruptcy Court. The Plan shall have been confirmed pursuant to a confirmation order (the "Confirmation Order") in accordance with Sections 1128 and 1129 of the Bankruptcy Code, and such Confirmation Order shall be in form and substance reasonably satisfactory to DB. The Confirmation Order shall have been entered and shall have become final and non-appealable, and all conditions precedent to the effective date of the Plan shall have been satisfied (and not waived without the consent of DB and the Required Lenders) to the reasonable satisfaction of DB and the Required Lenders, and the Effective Date of the Plan shall have occurred.

         (vi) In any event, the Company must have the preliminary bank information memorandum, preliminary offering memorandum and/or prospectus, as applicable, completed at least 30 days prior to the Closing Date and during that period, DB shall have had the opportunity to market the Senior Secured Financing.

         (vii) Since December 31, 2003, nothing shall have occurred (and neither DB nor the Required Lenders shall have become aware of any facts or conditions not previously known) which DB or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

         (viii) No litigation by any entity (private or governmental) shall be pending or threatened with respect to the Credit Facilities or any documentation executed in connection therewith, or with respect to the Transaction, or which DB or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

         (ix) All agreements relating to, and the corporate and capital structure of, the Company and its subsidiaries, and all organizational documents of the Company and its subsidiaries, in each case as the same will exist after giving effect to the consummation of the Transaction, shall be reasonably satisfactory to DB and the Required Lenders.

         (x) All Loans and all other financings to the Company (and all guaranties thereof and security therefor), as well as the Transaction and the consummation thereof, shall be in compliance with all applicable requirements of law, including Regulations T, U and X of the Federal Reserve Board (the "Margin Regulations").

         (xi) After giving effect to the Transaction, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under, any material agreement of the Company and its subsidiaries (including any such agreements (i) entered into pursuant to the Transaction and (ii) in respect of the Assumed Liabilities).

         (xii) All costs, fees, expenses (including, without limitation, legal fees and expenses (including those legal fees and expenses incurred prior to the date of the Commitment Letter)) and other compensation contemplated hereby, payable to the Agents and the Lenders or otherwise payable in respect of the Transaction shall have been paid to the extent due.

         (xiii) The Guaranties and security and intercreditor agreements required under each of the First-Lien Credit Facilities and the Second-Lien Credit Facility shall have been executed and delivered in form, scope and substance satisfactory to DB and the Required Lenders, and the Lenders shall have a perfected security interest in all assets of the Company and its subsidiaries as and to the extent required above in the First-Lien Term Sheet or the Second-Lien Term Sheet, as the case may be.

         (xiv) The Administrative Agent shall have received legal opinions from counsel (including, without limitation, New York counsel) covering matters acceptable to the Administrative Agent (including, without limitation, (x) a no-conflicts opinion as to any material contracts of the Company or any of its subsidiaries and (y) compliance with the Margin Regulations).

         (xv) The Lenders shall have received a solvency opinion in form and substance reasonably satisfactory to DB, from the Company's chief financial officer, setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, each of the Company on a stand-alone basis and the Company and its subsidiaries taken as a whole, is or are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature.

         (xvi)    DB and the Lenders shall have received and be satisfied with
                  (i) audited consolidated financial statements of the Company for the three fiscal years of the Company most recently ended prior to the Closing Date, (ii) unaudited consolidated financial statements of the Company for each fiscal quarter of the Company ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date,
                  (iii) pro forma consolidated financial statements of the Company and its subsidiaries meeting the requirements of Regulation S-X for registration statements (as if such a registration statement for a debt issuance of the Company became effective on the Closing Date) on Form S-1, which pro forma financial statements shall demonstrate, to DB's and the Required Lenders' reasonable satisfaction, that (x) consolidated EBITDA for the Company for the latest twelve months ended with the last month for which financial statements are required to be furnished pursuant to the following clause (iv) exceeds a minimum threshold to be agreed upon and (y) the other covenants described herein shall be satisfied on the Closing Date (on a pro forma basis after giving effect to the Transaction), (iv) interim financial statements of the Company for each month ended after the date of the last available quarterly financial statements and at least 30 days prior to the Closing Date and (v) detailed projected consolidated financial statements of the Company and its subsidiaries for the five fiscal years ended after the Closing Date, which projections shall
                  (x) reflect the forecasted consolidated financial condition of the Company and its subsidiaries after giving effect to the Transaction and the related financing thereof, and (y) be prepared and approved by the Company.

         (xvii) The Lenders shall have received evidence of insurance maintained by the Company and its subsidiaries consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

         (xviii) During the period from the date hereof through the Closing Date, the Company and it subsidiaries shall have been operated in the ordinary course (recognizing that certain changes in the way the Company and its subsidiaries operate may be required as a result of operating in a Chapter 11 proceeding) and there shall not have been sold any material assets of the Company and its subsidiaries other than in the ordinary course and consistent with past practice or as otherwise approved by DB.

         (xix) There shall not have occurred (x) a material adverse change, after the date hereof, to the syndication market for facilities similar in nature to either of the Credit Facilities contemplated herein or (y) a material disruption of, or (after the date hereof) a material adverse change in, financial, banking or capital markets that could materially impair the syndication and/or placement of the Senior Secured Financing (or any component thereof), in each case as determined by DB in its sole discretion. The Company shall have fully cooperated in the syndication, placement and/or distribution efforts, including, without limitation, by promptly providing DB with all information reasonably deemed necessary by it to successfully complete the syndication, placement and/or distribution.

         (xx) DB shall be satisfied with the management of the Company and its subsidiaries after giving effect to the Transaction.

         (xxi) DB shall be satisfied with (x) the aggregate number of basic cable subscribers (or certain subsets thereof as agreed between DB and the Company) and (y) the revenue generating business units (or certain subsets thereof as agreed between DB and the Company), in each case of the Company and its subsidiaries.

         (xxii)   Satisfaction of the Ratings Condition.

                                   EXHIBIT D

                      CONDITIONS PRECEDENT TO THE ESCROW
                          FUNDING AND ESCROW RELEASE

A.   Conditions Precedent to Escrow Funding.

         (i) prior to the date of the Escrow Funding (with the date of the Escrow Funding being herein called the "Escrow Funding Date"), DB shall have informed you of the successful syndication of the Senior Secured Financing (as well as any changes determined by it pursuant to the sixth paragraph of the Fee Letter), and requested that the Senior Secured Financing be funded into escrow in accordance with the provisions of the sixth paragraph of the Commitment Letter.

         (ii) the Debtors-in-Possession shall have entered into an Escrow and Pledge Agreement (the "Escrow Agreement") in form and substance satisfactory to DB and the Required Lenders, and prepared by counsel for DB. If determined by DB, separate Escrow Agreements shall be required for the Senior First Lien Financing, on the one hand, and the Second Lien Notes, on the other hand, although for purposes of these conditions precedent only a single agreement shall be referenced. The Escrow Agreement shall provide, among other things, for the deposit of funds in an amount equal to the aggregate amount of the Senior Secured Financing by the respective Lenders to an escrow agent determined by DB and appointed pursuant to the Escrow Agreement (the "Escrow Agent"). The escrowed funds (and all investments therewith) and escrow account shall remain property of such lenders and not of the Debtors-in-Possession, and the Escrow Agreement shall set forth the permitted investments in which such funds may be invested (although all risk of loss on such investments shall be reimbursed immediately by the Debtors-in-Possession). Notwithstanding the foregoing, the Debtors-in-Possession shall be required to grant a pledge and security interest in any interests they at any time have (or may have) in the Escrow Agreement, as well as any funds or investments made or held pursuant thereto. Furthermore, the Debtors-in-Possession shall jointly and severally agree to pay to the Lenders amounts equal to the interest that would have accrued on the Senior Secured Financing had same been loaned on the Escrow Funding Date, which amounts shall be paid on a monthly basis to the Lenders pursuant to the Escrow Agreement. If any amount owing pursuant to the Escrow Agreement is not paid by the Debtors-in-Possession within 3 business days of the due date thereof, then DB or the Required Lenders shall be permitted to terminate the escrow of funds pursuant to the Escrow Agreement, in which case all funds held pursuant thereto shall be returned to the Lenders and the commitments pursuant to the Commitment Letter shall automatically terminate. In addition, if the commitments pursuant to the Commitment Letter terminate before all conditions precedent to the Escrow Release Date are satisfied, then all funds held pursuant to the Escrow Agreement shall be returned to the Lenders. All obligations of the Debtors-in-Possession under the Escrow Agreement, as well as the obligation of the Debtors-in-Possession to pay fees as described in the last sentence of the sixth paragraph of the Commitment Letter, shall constitute super priority obligations pursuant to Section 364(c)(1) of the Bankruptcy Code and the security interests granted by the debtors-in-possession in the assets described above shall constitute perfected first priority security interests not subject to any other (including prior perfected) liens in favor of others. All of the foregoing shall have been approved pursuant to a final order of the Bankruptcy Court in form and substance satisfactory to DB and the Required Lenders.

         (iii) All representations and warranties in the Escrow Agreement shall be true and correct in all material respects.

         (iv) The final documentation for the First Lien Credit Facilities and the Second Lien Credit Facility shall have been executed and delivered by the relevant parties thereto, although guarantees, security documents, intercreditor agreements and other similar items shall not be required to be executed so long as the form thereof have been agreed upon (including by way of attachment as exhibits to the relevant Credit Facilities) and so long as same are executed and delivered as a condition precedent to the Escrow Release Date.

         (v) The conditions specified in clauses (vii), (viii), (xii) (to the extent then due and payable), (xiv), (xvi), (xviii),
                  (xx), (xxi) and (xxii) of Exhibit C shall be satisfied on the Escrow Funding Date.

B.   Conditions Precedent to Escrow Release Date.

         (i) All conditions precedent described in Exhibit C to the Commitment Letter shall be satisfied on the Escrow Release Date (at which time since funds shall be used to provide the financing pursuant to the Senior Secured Financing), except that (x) the conditions specified in clauses (vi), (vii),
                  (viii) and (xix) of Exhibit C shall not be applicable and
                  (y) any documents approved by DB and the Required Lenders on the Escrow Funding Date pursuant to preceding Part A of this Exhibit D shall be deemed to be satisfactory to them on the Escrow Release Date.

         (ii) All conditions precedent (other than those described by reference to Exhibit C) described in Exhibit A or B to the Commitment Letter under the heading "Conditions Precedent" shall be satisfied.